Exhibit A

                   Cinergy Solutions, Inc. and Subsidiaries

Cinergy Corp. (Delaware, 6/30/1993)/1/

    Cinergy Investments, Inc. (Delaware, 10/24/1994)

         Cinergy Solutions, Inc. (Delaware, 2/11/1997)
               1388368 Ontario Inc. (Ontario, 12/2/99)
                    Cinergy Solutions Limited Partnership
                    (Ontario, 12/14/99)/2/
               3036243 Nova Scotia Company (Nova Scotia,
               12/10/99)
                    Cinergy Solutions Limited Partnership
                    (Ontario, 12/14/99)/2/
               Vestar, Inc. (Delaware, 4/6/98; formerly Cinergy Business Solutions, Inc.)
                    Vestar Limited (Ontario, 3/9/84; formerly Rose Technology Group Limited)/3/
               Cinergy Customer Care, Inc. (Delaware, 8/21/98) Cinergy EPCOM, LLC (Delaware, 8/20/99)
               Cinergy EPCOM College Park, LLC (Delaware,
               8/20/99)
               Cinergy Solutions of Golden, Inc.(Delaware,
               3/22/99)
               Cinergy Solutions of Tuscola, Inc. (Delaware,
               10/13/98)
               Energy Equipment Leasing LLC (Delaware,
               11/12/98)/4/
               Trigen-Cinergy Solutions LLC (Delaware,
               2/18/1997)/5/
               Trigen-Cinergy Solutions of Ashtabula LLC
               (Delaware,4-21-99)/4/
               Trigen-Cinergy Solutions of Baltimore LLC
               (Delaware, 11/10/98)/4/
               Trigen-Cinergy Solutions of Boca Raton, LLC
               (Delaware, 9/4/98)/6//6/
               Trigen-Cinergy Solutions of Cincinnati LLC (Ohio,
               8/29/1997)/7/
               Trigen-Cinergy Solutions of College Park, LLC (Delaware, 2/18/99)/4/
               Trigen-Cinergy Solutions of Danville LLC
               (Delaware, 11/29/99)
               Trigen-Cinergy Solutions of Illinois L.L.C.
               (Delaware, 4/17/1997)/4/
               Trigen-Cinergy Solutions of Lansing LLC (Delaware,
               11/3/99)/6/
                   Trigen/Cinergy USFOS of Lansing LLC (Delaware
                   11/3/99)/9/
               Trigen-Cinergy Solutions of Orlando LLC (Delaware,
               6/12/1998)/6/
               Trigen-Cinergy Solutions of Owings Mills LLC
               (Delaware, 9/20/99)/4/
               Trigen-Cinergy Solutions of Owings Mills Energy
                 Equipment Leasing, LLC (Delaware, 10/20/99)/4/
               Trigen-Cinergy Solutions of Rochester LLC
               (Delaware, 10/20/99)/4/
               Trigen-Cinergy Solutions of Silver Grove LLC
               (Delaware, 3/18/99)/4/
               Trigen-Cinergy Solutions of St. Paul LLC (Delaware
               8/13/98)/4/
                    St. Paul Cogeneration LLC (Minnesota,
                    12/18/98)/8/
               Trigen-Cinergy Solutions of Tuscola, LLC
               (Delaware, 8/21/98)/4/

                                ENDNOTES

/1/ Subsidiary status shown by indentation. Some of the subsidiaries listed are not currently engaged in active business operations.

/2/ Jointly owned 99.9% by 3036243 Nova Scotia Company and .1% by 1388368 Ontario, Inc.

/3/ 1381055 Ontario, Inc. (Ontario, 10-22-99) and Rose Technology Group Limited (Ontario, 3-9-84) are predecessors to the amalgamation effective 12-17-99.

/4/  Jointly owned 49% by Cinergy Solutions, Inc. and 51% by Trigen
Solutions, Inc.

/5/ Jointly owned 50% each with Trigen Solutions, Inc., a subsidiary of Trigen Energy Corporation.

/6/  Jointly owned 51% by Cinergy Solutions, Inc. and 49% by Trigen
Solutions, Inc.

/7/ Effective August 29, 1997, the former Cinergy Cooling Corp. was merged with and into Trigen-Cinergy Solutions of Cincinnati LLC, with said LLC being the surviving company jointly owned 51% by Cinergy Solutions, Inc. and 49% by Trigen Solutions, Inc.

/8/ Jointly owned 50% by Trigen-Cinergy Solutions of St. Paul LLC and 50% by Market Street Energy Company, LLC.

/9/ Jointly owned 80% by Trigen-Cinergy Solutions of Lansing LLC and 20% by U.S. Filter Operating Services, LLC.